EXHIBIT 5.1

September 29, 2006

Unigene Laboratories, Inc.

110 Little Falls Road

Fairfield, New Jersey 07004

Re:	Unigene Laboratories, Inc. 2006 Stock-Based Incentive Compensation Plan

Gentlemen and Ladies:

We have acted as counsel for Unigene Laboratories, Inc., a Delaware corporation (the “Company”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), proposed to be issued pursuant to a Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”).

The Registration Statement relates to the issuance and sale pursuant to the Unigene Laboratories, Inc. 2006 Stock-Based Incentive Compensation Plan (the “Plan”) of up to 3,000,000 shares of Common Stock, plus additional shares of Common Stock which were reserved but not currently subject to grant under, or which were forfeited, cancelled or expired under, the Unigene Laboratories, Inc. 2000 Stock Option Plan or the Unigene Laboratories, Inc. Directors Stock Option Plan (the “Registered Shares”).

As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. Based upon the foregoing, it is our opinion that the Registered Shares, when issued, delivered and paid for in the manner described in the Plan, will be validly issued, fully paid and non-assessable.

Our opinion contained herein relates solely to the Delaware General Corporation Law, as amended, and we express no opinion herein concerning the laws of any other jurisdiction.

Our opinion contained herein is rendered to the Company in connection with the filing by the Company of the Registration Statement with the SEC pursuant to the Securities Act and is solely for the benefit of the Company in connection with such filing. This opinion may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

DECHERT LLP